UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Grove Road

Thorofare, NJ 08086

(Address of Principal Executive Offices)

(856) 848-2116

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As further disclosed in item 5.07 below, effective August 7, 2017, the shareholders of Akers Biosciences, Inc. (the “Company”), upon the recommendation of the Board of Directors (the “Board”) of the Company, approved and adopted the Akers Biosciences, Inc. 2017 Equity Incentive Plan (the “Plan”). The Plan provides for the issuance of up to 1,350,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”), restricted stock (the “Restricted Stock”) and unrestricted stock to directors, officers, consultants, attorneys, advisors and employees.

The Board will initially administer the Plan. The Compensation Committee of the Board will recommend to the Board the employees and non-employees who receive awards, the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the Plan, the terms, conditions and other provisions of the grants. The Board intends to appoint the Compensation Committee of the Board to administer the Plan at such time as the newly elected directors comprising the Compensation Committee of the Board are prepared to administer the Plan.

Options are subject to the following conditions:

(i) The Board or committee administering the Plan (the “Committee”) determines the strike price of Incentive Options at the time the Incentive Options are granted. The assigned strike price must be no less than 100% of the Fair Market Value (as defined in the Plan) of the Common Stock. In the event that the recipient is a Ten Percent Owner (as defined in the Plan), the strike price must be no less than 110% of the Fair Market Value of the Company.

(ii) The strike price of each Option will be at least 100% of the Fair Market Value of such share of the Company’s Common Stock on the date the Non-qualified Option is granted.

(iii) The Committee fixes the term of Options, provided that Options may not be exercisable more than ten years from the date the Option is granted, and provided further that Incentive Options granted to a Ten Percent Owner may not be exercisable more than five years from the date the Incentive Option is granted.

(iv) The Committee may designate the vesting period of Options. The vesting period accelerates upon the consummation of a Sale Event (as defined in the Plan).

(v) Options are not transferable and Options are exercisable only by the Options’ recipient, except upon the recipient’s death.

(vi) Incentive Options may not be issued in an amount or manner where the amount of Incentive Options exercisable in one year entitles the holder to Common Stock of the Company with an aggregate Fair Market value of greater than $100,000.

Awards of Restricted Stock are subject to the following conditions:

(i) The Committee grants Restricted Stock and determines the restrictions on each Restricted Stock Award (as defined in the Plan). Upon the grant of a Restricted Stock Award and the payment of any applicable purchase price, grantee is considered the record owner of the Restricted Stock and entitled to vote the Restricted Stock if such Restricted Stock is entitled to voting rights.

(ii) Restricted Stock may not be delivered to the grantee until the Restricted Stock has vested.

(iii) Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as provided in the Plan or in the Award Agreement (as defined in the Plan).

The above description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K is are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On August 7, 2017, the shareholders of the Company reelected Raymond F. Akers, Jr. Ph.D to the Board and elected John J. Gormally, Bill J. White, Richard C. Tardbox III and Christopher C. Shcreiber as members of the Board. Mr. White, Mr. Tarbox and Mr. Schreiber will comprise the Board’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Mr. White will act as Chairman of the Audit Committee, Mr. Tarbox will act as Chairman of the Nominating and Corporate Governance Committee, and Mr. Schreiber will act as Chairman of the Compensation Committee.

Below are descriptions of Mr. Gormally, Mr. White, Mr. Tarbox, and Mr. Schreiber’s professional work experience.

John J. Gormally, age 61, has served as the Company’s Chief Executive Officer since appointed to the position on November 16, 2015. Mr. Gormally has over 30 years of experience as a member of senior management in the healthcare industry. He joined Becton, Dickinson and Company (“Becton”), a medical technology company that manufactures and sells a range of medical supplies and diagnostic equipment, in 1978 as a senior sales representative. Mr. Gormally served in a wide range of positions with Becton through 2013, focusing primarily on commercialization of Becton’s products and fostering sales growth. From 1999 to 2001, Mr. Gormally served as the Vice President of U.S. Sales and Operations for ConvaTec, a former division of Bristol-Myers Squibb Company. From 2001 to 2002, he served as the Vice President of Global Sales and Marketing for BEI Medical Systems Company, Inc., prior to rejoining Becton from 2002 to 2013. In 2013, Mr. Gormally founded Gormally Elite Medical LLC, a healthcare consulting firm that specializes in human resources and developing go-to-market commercialization strategies.

Mr. Gormally earned an undergraduate degree from DeSales University in 1978 and is currently an MBA candidate at Northeastern University.

Mr. Gormally was selected to serve on the Board in part because of his significant experience running companies operating in the medical device area.

Bill J. White, age 56, has more than 30 years of experience in financial management, operations and business development. He currently serves as Chief Financial Officer, Treasurer and Secretary of Intellicheck Mobilisa, Inc., a technology company listed on the NYSE MKT. Prior to working at Intellicheck Mobilisa, Inc., he served 11 years as the Chief Financial Officer, Secretary and Treasurer of FocusMicro, Inc. (“FM”). As co-founder of FM, Mr. White played an integral role in growing the business from the company’s inception to over $36 million in annual revenue in a five-year period. Mr. White has broad domestic and international experience including managing rapid and significant growth, import/export, implementing tough cost management initiatives, exploiting new growth opportunities, merger and acquisitions, strategic planning, resource allocation, tax compliance and organization development. Prior to co-founding FM, he served 15 years in various financial leadership positions in the government sector. Mr. White started his career in Public Accounting.

Mr. White holds a Bachelor of Arts in Business Administration from Washington State University and is a Certified Fraud Examiner.

Mr. White was selected to serve on the Board in part because of his significant financial and accounting experience with public companies.

Richard C. Tarbox III, age 65, combines over 40 years of management experience in the medical device and diagnostics sector of the healthcare industry. Mr. Tarbox presently serves as a registered investment banker at Aquilo Partners, L.P., focusing his practice on the needs of clients in the life science tools and diagnostics sectors. Previously, he held executive roles, primarily in business development and operations management, with Becton Dickinson, Thermo Fisher Scientific and Cardinal Health, Baxter International Inc. and American Hospital Supply Corporation. He has also served a number of companies in the industry as an officer and member of the board of directors including; Alverix, Inc., as Chief Executive Officer and board member from 2010 to 2014, Quidel Corporation, as Corporate Development Officer from 2007 to 2009, ClearData Networks, as Chief Operating Officer and a board member from 1999 to 2001, Bioseparations Inc., as Chief Executive Officer and a board member from 1995 to 1998, Metrika Laboratories, as a board member from 1994 to 1995, DenOptix, Inc., as a board member from 1995 to 1998 and Ostex International Inc., as Chief Operating Officer from 1992 to 1995. Mr. Tarbox currently serves as a member of the advisory boards of Qorvo Inc. and Safeguard Scientifics, Inc.

Mr. Tarbox is a graduate of the University of Washington, where he received his Bachelor’s Degree in Clinical Psychology and the Kellogg School of Management at Northwestern University where he earned a Master’s degree in Business Management.

Mr. Tarbox was selected to serve on the Board in part because of his significant experience in the medical device and diagnostics industry, as well as his management experience.

Christopher C. Schreiber, age 52, combines over 30 years of experience in the securities industry. As the Managing Director of Capital Markets at Taglich Brothers, Inc., Mr. Schreiber builds upon his extensive background in capital markets, deal structures, and syndications. Prior to his time at Taglich Brothers, he was a member of the board of directors of Paulson Investment Company, a 40-year-old full service Investment Banking firm. In addition, Mr. Schreiber serves has a director and partner of Long Island Express North, an elite lacrosse training organization for teams and individuals. He also volunteers on the board of directors for Fox Lane Youth Lacrosse, a community youth program.

Mr. Schreiber is a graduate of Johns Hopkins University, where he received a Bachelor’s Degree in Political Science.

Mr. Schreiber was selected to serve on the Board in part because of his significant experience in capital markets and knowledge of the Company.

Family Relationships

Neither Mr. Gormally, nor Mr. White, nor Mr. Tarbox, nor Mr. Schreiber has a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no applicable related party transactions.

The Board has determined that Mr. White, Mr. Tarbox and Mr. Schreiber qualify as independent directors under the rules of The Nasdaq Stock Market.

Compensatory Arrangements

The Company has not yet entered into compensatory arrangements with its directors for their services in such capacity, but plans to in the near future.

Appointment of Executive Chairman

On August 10, 2017, the Board assigned Raymond F. Akers Jr. Ph.D., Secretary, Chief Scientific Director and Vice-Chairman of the Company, the title of Executive Chairman. Dr. Akers responsibilities, duties and compensation will not be modified.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 7, 2016, the Company held its 2017 annual meeting of shareholders (the “Annual Meeting”). Greater than 33.34% of the shares of common stock outstanding and entitled to vote at the Annual Meeting were present in person or by proxy, thereby constituting a quorum.

The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions, as to such matters, where applicable, are set forth in the table below. With respect to the election of Raymond F. Akers, Jr. Ph.D, John J. Gormally, Bill J. White, Richard C. Tarbox III and Christopher C. Schreiber as directors to each serve a one-year term on the Board and until each of their successors is elected and qualified, each nominee received the number of votes set forth opposite his name.

	Number of Votes
	Votes For	Votes Against/Withheld	Abstentions
Election of Raymond F. Akers, Jr. Ph.D	2,971,025	1,140	50,651
Election of John J. Gormally	3,011,631	1,140	10,045
Election of Bill J. White	3,010,641	1,140	11,035
Election of Richard C. Tarbox III	3,010,631	1,140	11,045
Election of Christopher C. Schreiber	3,009,641	3,140	10,035
Ratification of Morison Cogen LLP, the Company’s independent registered public accountant, to audit the Company’s consolidated financial statements for 2017	3,034,297	3,890	1,826
Approval and Adoption of the Akers Biosciences, Inc. 2017 Equity Incentive Plan	2,898,687	121,956	2,173

On the basis of the above votes, (i) Raymond F. Akers, Jr., Ph.D, John J. Gormally, Bill J. White, Richard C. Tarbox III and Christopher C. Schreiber were elected as members of the Board; (ii) the proposal to ratify the selection of Morison Cogen LLP, as the Company’s independent registered public accountant to audit its consolidated financial statements for 2017 was adopted; and (iii) the Akers Biosciences, Inc. 2017 Equity Incentive Plan was approved and adopted.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Form of Akers Biosciences, Inc. 2017 Equity Incentive Plan.

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Date: August 11, 2017	By:	/s/ John J. Gormally
John J. Gormally
Chief Executive Officer